UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 12, 2026
Group 1 Automotive, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-13461	76-0506313
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
730 Town and Country Blvd, Suite 500
Houston, Texas 77024
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (713) 647-5700
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	GPI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As described in Item 5.07 below, on May 12, 2026 at the 2026 Annual Meeting of the Stockholders (the “Annual Meeting”) of Group 1 Automotive, Inc. (the “Company”), the Company’s stockholders approved an amendment and restatement to the Company’s Fourth Amended and Restated Certificate of Incorporation (as amended, the “Fifth A&R Certificate”). The Fifth A&R Certificate was filed with the office of the Secretary of State of Delaware on May 13, 2026 and became effective upon filing.
The Fifth A&R Certificate amends Article FIFTH of the Company’s Certificate of Incorporation to permit stockholders holding at least 25% of the then outstanding shares of the Company’s common stock to call a special meeting of stockholders, subject to the information, procedural and other requirements set forth in the Company’s bylaws. Prior to this amendment, only a majority of the directors or the Board of Directors by resolution could call a special meeting of stockholders.
In connection with the adoption of the Fifth A&R Certificate, the Board of Directors approved corresponding amendments to the Company’s bylaws, and the Company adopted the Sixth Amended and Restated Bylaws (as amended, the “Sixth A&R Bylaws”) to set forth the procedures applicable to stockholder–called special meetings. The Fifth A&R Certificate and the Sixth A&R Bylaws also incorporate ministerial, clarifying and conforming changes.
The foregoing description of the Fifth A&R Certificate and the Sixth A&R Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of those documents, which are filed as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.
The Annual Meeting was held on May 12, 2026. At the Annual Meeting, the stockholders voted on the following five proposals and cast their votes as set forth below.
Proposal 1:
The nine director nominees named in the Proxy Statement were elected as directors to serve until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Carin M. Barth	9,887,545	48,800	4,892	945,696
Daryl A. Kenningham	9,907,872	30,855	2,510	945,696
Steven C. Mizell	9,887,734	48,899	4,604	945,696
Lincoln Pereira Filho	9,903,278	35,018	2,941	945,696
Stephen D. Quinn	9,781,092	157,391	2,754	945,696
Steven P. Stanbrook	9,891,481	46,918	2,838	945,696
Charles L. Szews	9,832,214	106,166	2,857	945,696
Anne Taylor	9,813,830	124,087	3,320	945,696
MaryAnn Wright	9,807,713	130,727	2,797	945,696
Proposal 2:
The compensation of the Company’s Named Executive Officers was approved, on a non-binding advisory basis, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
9,687,409	250,659	3,169	945,696

Proposal 3:
The ratification of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, was approved, based upon the following votes:

For	Against	Abstain
10,867,554	14,247	5,132
Proposal 4:
The proposal to approve an amendment to the Company’s Certificate of Incorporation to enable the adoption of a shareholder right to call a special meeting of shareholders was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
9,364,373	82,757	494,107	945,696
Proposal 5:
The shareholder proposal to give shareholders an ability to call for a special shareholder meeting was not approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
2,515,546	7,417,450	8,241	945,696
Item 8.01    Other Events.
On May 12, 2026, the Company announced that its Board of Directors approved a cash dividend of $0.55 per share, payable on June 15, 2026, to stockholders of record as of June 1, 2026.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Fifth Amended and Restated Certificate of Incorporation of Group 1 Automotive, Inc.
3.2	Sixth Amended and Restated Bylaws of Group 1 Automotive, Inc.
99.1	Press release of Group 1 Automotive, Inc., dated as of May 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Group 1 Automotive, Inc.

Date:	May 15, 2026	By:	/s/ Gillian A. Hobson
Name: Gillian A. Hobson
Title: Senior Vice President